UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2022

Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19350 State Highway 249, Suite 600

Houston, Texas 77070

(Address of principal executive offices) (Zip code)

(281) 453-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NCSM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2022, NCS Multistage Holdings, Inc. (“we,” “us,” “our” or the “Company”) appointed Michael Morrison as Chief Financial Officer and Treasurer, effective November 3, 2022. Mr. Morrison, age 52, served as Executive Vice President and Chief Financial Officer at ION Geophysical Corporation from February 2020 to September 2022 and Vice President of Finance and Treasurer from April 2016 to February 2020. Mr. Morrison also served in various other finance and accounting positions at ION Geophysical Corporation since 2002. Prior to 2002, Mr. Morrison was a Director of Accounting providing transaction support for an energy trading company and held a variety of positions at Deloitte & Touche, LLP, a public accounting firm. Mr. Morrison holds a B.B.A. from Texas A&M University and is a Certified Public Accountant.

Mr. Morrison does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Morrison and any other person pursuant to which Mr. Morrison was appointed as the Chief Financial Officer of the Company. There are no transactions in which Mr. Morrison had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Employment Agreement

The Company entered into an Employment Agreement with Mr. Morrison, dated as of October 6, 2022 (the “Agreement”). The Agreement sets forth certain terms of Mr. Morrison’s employment commencing October 17, 2022 and appointment to the office of the Chief Financial Officer of the Company commencing on November 3, 2022. The Agreement provides for an initial term of three years which will automatically renew at the end of such period for additional one year-terms. The Agreement provides that Mr. Morrison will receive an annualized base salary subject to review by our board of directors of $325,000. The Agreement also provides that Mr. Morrison is eligible to receive an annual bonus with a target of 70% of his base salary and up to a maximum bonus of 200% of his base salary, based on achievement of annual performance targets established by the Board each year.

Either we or Mr. Morrison may terminate the Agreement at any time upon written notice. We may terminate Mr. Morrison’s employment for death, disability, for cause, without cause or upon the close of business on the last day of the term of the Agreement by giving notice of non-renewal of the Agreement 90 days prior to the expiration of the term. Mr. Morrison may resign following a good reason event or without a good reason event.

If we terminate Mr. Morrison’s employment without cause, he resigns following a good reason event or we elect not to renew the Agreement at the end of the term, then, in addition to any accrued but unpaid base salary and accrued but unpaid annual bonus for the year prior to the year of termination, we must provide Mr. Morrison with, subject to his execution of a release of claims, such release becoming effective and his continued compliance with the restricted covenants contained in the Agreement, (i) one (1) times the sum of (A) base salary and (B) his target bonus, payable over the twelve-month period following the date of the termination; (ii) a lump sum payment equal to pro-rated annual bonus Mr. Morrison would have received for the year of termination, based on actual performance for such year; (iii) continued vesting of unvested equity awards in accordance with the applicable existing vesting schedules; and (iv) subject to his timely election for coverage under COBRA, a cash payment equal to the full premium for actively employed executives for up to 24 months. If such termination of employment occurs within 24 months following a Change of Control (as defined in the Agreement), in addition to any accrued but unpaid base salary and accrued but unpaid annual bonus for the year prior to the year of termination, in lieu of the benefits described above, we must provide Mr. Morrison with, subject to his execution of a release of claims, such release becoming effective and his continued compliance with the restricted covenants contained in the Agreement, (i) two (2) times the sum of (A) base salary and (B) his target bonus, payable over the twelve-month period following the date of the termination; (ii) a lump sum payment equal to the pro-rated annual bonus Mr. Morrison would have received for the year of termination, based on actual performance for such year; (iii) full vesting of unvested equity awards; and (iv) subject to his timely election for coverage under COBRA, a cash payment equal to the full premium for actively employed executives for up to 24 months.

If Mr. Morrison’s employment is terminated as a result of death, disability, voluntary resignation other than following a good reason event, or by us for cause, he shall be entitled to receive accrued but unpaid base salary through the date of termination and any accrued but unpaid annual bonus for the year prior to the year of termination. In addition, if his employment terminates as a result of death or disability, Mr. Morrison or his legal representatives shall be entitled to a lump sum amount equal to the pro-rated annual bonus he would have received for the year of termination, based on actual performance.

For purposes of the Agreement, good reason event means, without Mr. Morrison’s consent, (i) any material diminution in his responsibilities, authorities, title, reporting structure or duties, (ii) any material reduction in his base salary or target annual bonus opportunity (except in the event of an across the board reduction in base salary or target annual bonus opportunity of up to 10% applicable to substantially all of our senior executives), (iii) a relocation of his principal place of employment by more than 50 miles from the location on the effective date of the Agreement and such place is more than 50 miles from his principal residence, or (iv) a material breach by us of any provisions of the Agreement; provided that Mr. Morrison has given us written notice of such event within 60 days following the occurrence of such event and we do not cure the event within 60 days following such notice. For purposes of the

Agreement, cause means (i) Mr. Morrison’s indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) his continued failure to materially perform his duties under the Agreement (for any reason other than illness or physical or mental incapacity) or a material breach of fiduciary duty, (iii) his theft, fraud, or dishonesty with regard to us or any of our affiliates or in connection with his duties, (iv) his material violation of our code of conduct or similar written policies, (v) his willful misconduct unrelated to us or any of our affiliates having, or likely to have, a material negative impact on us or any of our affiliates (economically or its reputationally), (vi) an act of gross negligence or willful misconduct by him that relates to our or any of our affiliates affairs, or (vii) material breach by him of any provisions of the Agreement.

The Agreement includes perpetual confidentiality provisions, a company non-disparagement provision, as well as provisions relating to non-competition and non-solicitation that apply during employment and for one year following a termination of employment.

The foregoing is not a complete description of Mr. Morrison’s Agreement and is qualified in its entirety by reference to the full text and terms of the Agreement, which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Awards

In connection with Mr. Morrison’s employment with the Company, on November 1, 2022, he is to receive sign-on grants of restricted stock units equal to an aggregate value of $62,500 and equivalent stock units equal to an aggregate value of $62,500, with the number of units to be determined based on the 20-day volume-weighted closing price of the Company’s common stock prior to the grant date and which vest in three equal annual installments beginning on the anniversary of the grant date. Also, in connection with the executive transition plan, on November 1, 2022, Mr. Hummer is to receive a grant of restricted stock units equal to an aggregate value of $337,500 and equivalent stock units equal to an aggregate value of $337,500 with the number of units to be determined based on the 20-day volume-weighted closing price of the Company’s common stock prior to the grant date and which vest in three equal annual installments beginning on the anniversary of the grant date. On such date, Mr. Hummer is also to receive a grant of performance stock units equal to an aggregate value $675,000, which will settle for between zero and two shares of common stock in the first quarter of 2026, based on achievement of the performance measure over a three-year period, following certification by the Compensation, Nominating and Governance Committee of the performance results.

Item 7.01 Regulation FD Disclosure.

On October 13, 2022, the Company issued a press release announcing the appointment of the Chief Financial Officer, as described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description of the Exhibit
10.1	Employment Agreement between NCS Multistage Holdings, Inc. and Michael Morrison, dated as of October 6, 2022.
99.1	Press release dated October 13, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2022	NCS Multistage Holdings, Inc.

	By:	/s/ Ryan Hummer
Ryan Hummer
Chief Financial Officer and Treasurer